SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 6, 2004

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 8.01.	Other Events.

On December 6, 2004, Lockheed Martin Corporation and The Bank of New York, as Trustee, entered into a First Supplemental Indenture in respect of the Corporation’s $1,000,000,000 aggregate principal amount outstanding of Floating Rate Convertible Senior Debentures due August 13, 2033 (the “Securities”). The First Supplemental Indenture amends the Indenture dated as of August 13, 2003, between the Corporation and the Trustee, for the Securities. A copy of the First Supplemental Indenture is attached as Exhibit 99 and is incorporated herein by reference.

The Securities are convertible by holders into shares of our common stock on a contingent basis under the circumstances described in the indenture. Under the terms of the First Supplemental Indenture, the Corporation has irrevocably elected and agreed to pay only cash in lieu of common stock for the accreted principal amount of Securities in respect of its conversion obligations effective as of December 6, 2004. The Corporation previously had the right to elect to pay cash or common stock, or a combination of cash and common stock, for the accreted principal amount. The Corporation has retained the right, however, to elect to satisfy any and all conversion obligations in excess of the accreted principal amount of Securities in cash or common stock or a combination of cash and common stock.

As previously disclosed, the Emerging Issues Task Force of the Financial Accounting Standards Board recently reached a consensus position which could have required that the dilutive effect of contingently convertible debt instruments, such as the Securities, be reflected in the Corporation’s calculation of diluted earnings per share for reporting periods ending after December 15, 2004. Previous accounting rules provided for the exclusion of the effect of contingently convertible instruments until the contingency had been satisfied. As a result of the amendment effected by the First Supplemental Indenture, the Corporation does not expect that the Securities will have an effect on the calculation of the Corporation’s average shares outstanding until the market price for the Corporation’s common stock exceeds the conversion price.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99	First Supplemental Indenture for the $1,000,000,000 aggregate principal amount outstanding of Floating Rate Convertible Senior Debentures due August 13, 2033, between Lockheed Martin Corporation and The Bank of New York, as Trustee, dated December 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ David A. Dedman
David A. Dedman
Associate General Counsel

December 8, 2004